UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 309-7700

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HIL	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2022, (i) Hill International, Inc. (the “Company”) entered into a Third Amendment Agreement and Waiver to Credit Agreement (the “Third Amendment Agreement to U.S. Credit Agreement”) with Société Générale, as administrative agent, collateral agent and letter of credit issuer, and each of the lenders thereunder, and certain subsidiaries of the Company amending certain provisions of and waiving certain events of default under that certain U.S. Credit Agreement, dated as of September 26, 2014, among the Company, as borrower, Société Générale, as administrative agent and collateral agent, the other lenders party thereto, and certain subsidiaries of the Company (as amended by the First Amendment Agreement dated as of December 23, 2014, as amended by the Second Amendment Agreement dated as of May 5, 2017, the “Original U.S. Credit Agreement”), and (ii) the Company’s wholly owned subsidiary, Hill International N.V. (“Hill N.V.”), entered into a Third Amendment Agreement and Waiver to Credit Agreement (the “Third Amendment Agreement to International Credit Agreement” and, together with the Third Amendment Agreement to U.S. Credit Agreement, the “Third Amendment Agreements”) with Société Générale, as administrative agent, collateral agent and letter of credit issuer, and each of the lenders thereunder, and certain subsidiaries of the Company, amending certain provisions of and waiving certain events of default under that certain International Credit Agreement, dated as of September 26, 2014, among Hill N.V., as borrower, Société Générale, as administrative agent and collateral agent, the other lenders party thereto, and certain subsidiaries of Hill N.V. (as amended by the First Amendment Agreement dated as of December 23, 2014, as amended by the Second Amendment Agreement dated as of May 5, 2017, the “Original International Credit Agreement” and, together with the Original U.S. Credit Agreement, the “Original Credit Agreements”). Below is a summary of the material terms of the Third Amendment Agreements:

•	The Third Amendment Agreements extend the maturity dates of (i) the U.S. revolving credit facility (the “U.S. Revolver”) and international revolving credit facility (the “International Revolver” and together with the U.S. Revolver, the “Revolving Credit Facilities”) established under the Original Credit Agreements to May 5, 2023, and (ii) the U.S. term loan facility (the “Term Loan Facility” and together with the U.S. Revolver, the “U.S. Credit Facilities” and together with the Revolving Credit Facilities, the “Secured Credit Facilities”) established under the Original U.S. Credit Agreement to November 5, 2023.

•	The Third Amendment Agreements increase the interest rates for the Secured Credit Facilities as follows:

o	The interest rate on borrowings under the U.S. Revolver will be, at the Company’s option from time to time (subject to customary provisions or limitations), either the Secured Overnight Financing Rate (“SOFR”) for the relevant interest period plus 4.85% (increased from 3.75%) per annum, or the Base Rate (as described below) plus 3.75% (increased from 2.75%) per annum;
o	The interest rate on borrowings under the International Revolver will be the European Inter-Bank Offered Rate, or “EURIBOR,” plus 6.00% (increased from 4.50%) per annum; and
o	Interest rates on borrowings under the Term Loan Facility will be, at the Company’s option from time to time (subject to customary provisions or limitations), either the SOFR rate for the relevant interest period, plus 6.85% (increased from 5.75%) per annum, or the Base Rate plus 5.75% (increased from 4.75%) per annum.

The “Base Rate” is a per annum rate equal to the highest of the prime rate and the federal funds effective rate plus 0.50%.

•	The Third Amendment Agreements encourage an early termination of the Secured Credit Facilities by providing that, in the event the Company fails to meet certain milestones with respect to the early termination of the credit facilities during the 34-week period following the effective date of the Third Amendment Agreements, the interest rates under the Secured Credit Facilities will increase by 2.00% per annum and the letter of credit fees under the U.S. credit agreement will also increase by 2.00%. In addition, the Company will be obligated to retain a chief restructuring officer acceptable to the lenders under the Secured Credit Facilities in the event any of such milestones are not met.

•	The Third Amendment Agreements provide that the aggregate amount of the Revolving Credit Facilities will automatically and permanently be reduced by an amount equal to $3,000,000 on each of September 30, 2022 and December 31, 2022.

•	The Third Amendment Agreements require that the Company and Hill N.V., on a combined basis, maintain cash that is not subject to any lien (other than the liens securing borrowings under the Secured Credit Facilities) of no less than $10,000,000 at all times, of which at least $2,500,000 must be held in one or more deposit accounts subject to certain deposit account control agreements in the U.S.

•	The Third Amendment Agreements include waivers of the events of default that have occurred and are continuing solely as a result of the Company’s disposition of the equity interests in MyLCM Solutions, Inc., a former wholly owned subsidiary of the Company. In addition, the Third Amendment Agreement to International Credit Agreement includes a waiver of any default or event of default that has occurred and is continuing solely as a result of the filing by Hill International Brasil Participacoes Ltda for bankruptcy and liquidation with the Bankruptcy Court of Sao Paulo, Brazil.

•	The Third Amendment Agreement to U.S. Credit Agreement requires that payments received by the loan parties in respect of any account receivable from a client located in Libya must be used to pay down amounts outstanding under the Revolving Credit Facilities. The Third Amendment Agreements also restrict the ability of the Company and its subsidiaries to modify the terms of any contract or invoice with respect to accounts receivable from clients located in Libya to permit the applicable account debtor to pay less than 70% of such receivables in U.S. dollars or British pound sterling or otherwise agree to receive payment of less than 70% of such receivables in U.S. dollars or British pound sterling.

•	In connection with entering into the Third Amendment to U.S. Credit Agreement, the Company paid upfront fees of $429,000 in the aggregate to the administrative agent for the benefit of the lenders under the U.S. Credit Facilities and €29,884.52 in the aggregate to the administrative agent for the benefit of the lenders under the International Revolver. In addition, the Third Amendment Agreements require that, subject to certain exceptions, on each three-month anniversary of the effective date of the Third Amendment Agreements falling in June 2022, September 2022 and December 2022, the borrowers under the Revolving Credit Facilities will pay a fee to the administrative agent, for the benefit of the applicable lenders thereunder, in an amount equal to 0.50% of the Revolving Credit Facility commitments as of such payment date.

•	With respect to letters of credit outstanding as of the effective date of the Third Amendment Agreements and that mature after the date thereof, the applicable borrower under such letter of credit is required to deposit in a cash collateral account securing such letter of credit an amount equal to 103% of the obligations in respect of such letter of credit.

•	The Third Amendment Agreements include certain changes to reflect the transition from LIBOR to SOFR as the benchmark rate for purposes of calculating interest under the credit facilities.

As of March 31, 2022, the Company and its subsidiaries have aggregate borrowings outstanding of approximately $28,575,000 under the Term Loan Facility, $28,400,000 under the U.S. Revolver and $5,536,000 under the International Revolver.

In connection with the Third Amendment Agreements, on March 31, 2022, the Company, Hill N.V., Société Générale, as administrative agent, U.S. Revolver collateral agent and Term Loan Facility collateral agent, and certain subsidiaries of the Company entered into a Guaranty and Security Agreement (the “New Guaranty and Security Agreement”) pursuant to which Hill N.V. and certain of its subsidiaries (collectively, the “International Guarantors”) agreed to guarantee the secured obligations of the Company under the U.S. Credit Facilities. In addition, the International Guarantors together with certain other subsidiaries of Hill N.V. granted (i) a second priority lien in certain collateral in favor of the U.S. Revolver collateral agent as security for payment or performance of the Company’s obligations with respect to the U.S. Revolver, and (ii) a third priority lien in certain collateral in favor of the Term Loan collateral agent as security for payment or performance of the Company’s obligations with respect to the Term Loan Facility.

In connection with the Third Amendment Agreements and the New Guaranty and Security Agreement, on March 31, 2022, Société Générale, in its capacities as global collateral agent for the Term Loan Facility secured parties, as global collateral agent for the U.S. Revolver secured parties, and as global collateral agent for the International Revolver secured parties, entered into a First Amendment Agreement to Intercreditor Agreement (the “First Amendment Agreement to Intercreditor Agreement”) amending that certain Intercreditor Agreement, dated as of September 26, 2014, by and among the Company, Société Générale, in its capacities as global collateral agent for the Term Loan Facility secured parties, as global collateral agent for the U.S. Revolver secured parties, and as global collateral agent for the International Revolver, and certain subsidiaries of the Company.

The Third Amendment Agreements and the New Guaranty and Security Agreement also contain customary representations and warranties.

In accordance with applicable rules, the foregoing descriptions of the Third Amendment Agreements, New Guaranty and Security Agreement, and First Amendment to Intercreditor Agreement constitute a brief description of the terms and conditions of the agreements and amendments that are material to the Company. The Third Amendment to U.S. Credit Agreement, Third Amendment to International Credit Agreement, New Guaranty and Security Agreement and First Amendment to Intercreditor Agreement will be included as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
April 6, 2022	Title:	Executive Vice President and Chief Administrative Officer

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